SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2002 (August 27, 2002)

GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
PRESS RELEASE

Item 2. Acquisition or Disposition of Assets

     On August 27, 2002, Gaylord Entertainment Company (the “Company”) completed the sale of its Acuff-Rose Music Publishing operations through the sale of substantially all of the assets (with certain exceptions) and the assumption of certain liabilities and obligations of Acuff-Rose Music Publishing, LLC, Acuff-Rose Music, LLC, Milene Music, LLC, Springhouse Music, LLC and Hickory Records, LLC (collectively, the “Sellers”), to Sony/ATV Music Publishing LLC. The Sellers engaged in the business of acquiring, publishing and exploiting musical compositions and producing, distributing and exploiting sound recordings. The proceeds from the sale totaled $157 million in cash, before royalties payable to Sony for the period beginning July 1, 2002. The net proceeds are being used to pay down amounts outstanding under the Company’s credit facility with Deutsche Bank, Citibank and CIBC and to build its core hospitality brand, Gaylord Hotels.

     The foregoing description of the disposition of assets does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, Exhibit 2.1 hereto, which hereby is incorporated by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits

2.1	Asset Purchase Agreement by and between Sellers on the one hand and Sony/ATV Music Publishing LLC on the other hand, dated as of July 1, 2002 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002) (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

99	Press Release dated August 27, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY

Date: September 6, 2002	By:	/s/ Carter R. Todd

	Name:	Carter R. Todd
	Title:	Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement by and between Sellers on the one hand and Sony/ATV Music Publishing LLC on the other hand, dated as of July 1, 2002 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002) (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to this agreement are omitted, but will be provided supplementally to the Commission upon request.)

99	Press Release dated August 27, 2002.

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